EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-67303, No. 333-48183 and No. 333-51500 of AmeriPath, Inc. on Form S-8 of our report dated March 29, 2001 appearing in the Annual Report on Form 10-K of AmeriPath, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida

March 29, 2001